                                                                   Exhibit 10.26

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of June 30, 1997 (the "Agreement") by and between Western Pacific Airlines, Inc., a Delaware
----------
corporation ("West Pac"), and Frontier Airlines, Inc., a Colorado corporation
              --------
("Frontier").
----------

                               R E C I T A L S:

     WHEREAS, the Board of Directors of each of West Pac and Frontier have determined that a business combination between West Pac and Frontier is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for in this Agreement upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the respective Boards of Directors of West Pac and Frontier have received the opinions of Lehman Brothers Inc. ("Lehman Brothers") and Smith
                                                ---------------
Barney Inc. ("Smith Barney"), respectively, that the Exchange Ratio (as defined
              ------------
in Section 1.4(a)) is fair to their respective stockholders from a financial point of view; and

     WHEREAS, on the date hereof, the parties hereto have entered into a Code Sharing Agreement (the "Code Sharing Agreement") in the form attached hereto as
                        ----------------------
Exhibit A; and
---------

     WHEREAS, it is the intention of the parties to this Agreement that (a) for federal income tax purposes, the merger provided for in this Agreement shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) for accounting purposes,
                                       ----
the merger provided for in this Agreement shall qualify as a "pooling of interests."

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1.   The Merger.  Upon the terms and subject to the conditions of this
            ----------
Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), Frontier shall be merged with and into West Pac in accordance with the laws of the States of Delaware and Colorado, and the terms of this Agreement (the "Merger"), whereupon (a) the separate corporate existence of Frontier shall
-------
cease, and (b) West Pac shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation").
                                      ---------------------

     1.2.   Closing.  Subject to the terms and conditions of this Agreement, the
            -------
closing of the Merger (the "Closing") shall take place (a) at the offices of
                            -------
West Pac located at 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906 at 10:00 a.m. on the second business day after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or
(b) at such other place, time, and/or date as the parties to this Agreement may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."
               ------------

     1.3.   Effective Time.  If all the conditions to the Merger set forth in
            --------------
Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VII hereof, the parties to this Agreement shall cause certificates of merger to be properly executed and filed in accordance with the laws of the States of Delaware and Colorado and the terms of this Agreement as soon as practicable following the Closing. The parties to this Agreement shall also take such further actions as may be required under the laws of the States of Delaware and Colorado in connection with the consummation of the Merger. The Merger shall become effective at such time as the certificates of merger are duly filed with the Secretaries of State of the States of Delaware and Colorado or at such later time as is specified in the certificates of merger (the "Effective Time"). From and after the Effective
                                 --------------
Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of West Pac and Frontier, all as provided under applicable law.

     1.4.   Conversion of Shares.
            --------------------

     (a)    At the Effective Time:

            (i) each share of Common Stock, par value $0.001 per share ("West Pac Common Stock"), of West Pac outstanding immediately prior to
      -----------------------
     the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall remain outstanding and shall represent one share of West Pac Common Stock, as the Surviving Corporation of the Merger;

            (ii) each share of any class or series of preferred stock of West Pac outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall remain outstanding and shall represent one share of such class or series of preferred stock of the Surviving Corporation; and

            (iii) each share of Common Stock, no par value per share ("Frontier
                                                                       --------
     Common Stock"), of Frontier outstanding immediately prior to the Effective
     ------------
     Time, together with each associated right issued pursuant to the terms of the Rights Agreement (as defined herein), by virtue of the Merger and without any action on the part of the holder thereof, except as otherwise provided in this Section 1.4 or Sections 1.8 or 5.2(b) hereof, shall be converted into the right to receive .75 share of West Pac Common Stock (such ratio being referred to herein as the "Exchange Ratio").
                                                  --------------

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Frontier Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Frontier Common Stock shall thereafter cease to have any rights with respect to such shares of Frontier Common Stock, except for the right to receive (except as otherwise provided in Section 1.8 hereof), without interest, the West Pac Common Stock and cash for fractional shares of West Pac Common Stock in accordance with Section 1.6 of this Agreement upon the surrender of a certificate (each, a "Certificate") representing such shares of
                                     -----------
Frontier Common Stock in accordance with the provisions of this Article I.

     (c) At the Effective Time, each share of (i) Frontier Common Stock held by Frontier as treasury stock or owned by West Pac or any Subsidiary (as defined in Section 1.4(d) of this Agreement) of West Pac immediately prior to the Effective Time; and (ii) Preferred Stock, no par value per share ("Frontier
                                                                   --------
Preferred Stock"), of Frontier, none of which has been issued, shall be
---------------
canceled, and no payment shall be made with respect thereto.

     (d)    For purposes of this Agreement, (i) the word "Subsidiary" when used
                                                          ----------
with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (B) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (ii) the word "Person" means an individual, a corporation, a limited
                           ------
liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.
                             ------------

     1.5.   Stock Options.  All options and warrants (individually, a "Frontier
            -------------                                              --------
Option" and collectively, the "Frontier Options") outstanding at the Effective
------                         ----------------
Time to purchase securities of Frontier under any stock option plans or agreements adopted by Frontier or otherwise (the "Frontier Stock Option Plans")
                                                  ---------------------------
shall remain outstanding following the Effective Time. At the Effective Time, such Frontier Options, by virtue of the Merger and without any further action on the part of Frontier or the holder of such Frontier Options, shall be assumed by West Pac in such manner that West Pac (a) is a corporation (or a parent or a subsidiary corporation of such corporation) "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code; or (b) to the extent that Section 424 of the Code does not apply to any such Frontier Options, would be such a corporation (or a parent or a subsidiary corporation of such corporation) were Section 424 applicable to such option. Each Frontier Option assumed by West Pac shall be exercisable upon the same terms and conditions as under the applicable Frontier Stock Option Plan and the applicable option agreement issued thereunder, except that (x) the unexercised portion of each such Frontier Option shall be exercisable for that whole number of shares of West Pac Common Stock (rounded to the nearest whole share, with 0.5 rounded upward) equal to the number of shares of Frontier Common Stock subject to the unexercised portion of such Frontier Option multiplied by the Exchange Ratio; and (y) the option exercise price per share of West Pac Common Stock shall be an amount equal to the option exercise price per share of Frontier Common Stock subject to such Frontier Option in effect at the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent, with $0.005 rounded upward). No payment shall be made for fractional interests. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Frontier Options shall otherwise remain unchanged unless modified by or as a result of the transaction contemplated by this Agreement. As soon as practicable after the Effective Time, West Pac shall deliver to the holders of Frontier Options appropriate notices setting forth such holders' rights pursuant to such Company Options, as amended by this Section 1.5, as well as notice of West Pac's assumption of Frontier's obligations with respect thereto (which occurs by virtue of this Agreement). West Pac shall take all corporate actions necessary to reserve for issuance such number of shares of West Pac Common Stock as will be necessary to satisfy exercises in full of all Frontier Options after the Effective Time. Within forty-five (45) days after the Effective Time, West Pac shall register the shares of West Pac Common Stock issuable upon exercise of such Frontier Options with the Securities and Exchange Commission on Form S-8 and, for a period running until the earlier of (i) ten (10) years after the Effective Time; or (ii) the exercise of all of the Frontier Options, shall maintain the effectiveness of such Form S-8 Registration Statement unless the Surviving Corporation is acquired after the Effective Time by any Person that does not have a class of securities registered under the Exchange Act.

     1.6.   Exchange of Certificates Representing Frontier Common Stock.
            -----------------------------------------------------------

     (a) As of the Effective Time, West Pac shall deposit with an exchange agent selected by West Pac, which shall be West Pac's Transfer Agent or such other party reasonably satisfactory to Frontier (the "Exchange Agent"), for the
                                                      --------------
benefit of the holders of shares of Frontier Common Stock, for exchange in accordance with this Section 1.6, certificates representing the shares of West Pac Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of West Pac Common Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to this
 -------------
Section 1.6 in exchange for outstanding shares of Frontier Common Stock.

     (b) Promptly after the Effective Time, West Pac shall cause the Exchange Agent to mail to each holder of record of shares of Frontier Common Stock, other than to holders of Frontier Dissenting Shares (as defined herein) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such shares of Frontier Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as are agreed to by West Pac and Frontier; and (ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of West Pac Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of West Pac Common Stock; and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.6, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of shares of Frontier Common Stock. In the event of a transfer of ownership of Frontier Common Stock which is not registered in the transfer records of Frontier, a certificate representing the proper number of shares of West Pac Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such a transferee if the Certificate representing such Frontier Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding anything to the contrary contained herein, no dividends or other distributions declared after the Effective Time on West Pac Common Stock shall be paid with respect to any shares of Frontier Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of West Pac Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of West Pac Common Stock and not paid, less the amount of any withholding taxes which may be required thereon; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of West Pac Common Stock, less the amount of any withholding taxes which may be required thereon.

     (d) If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of West Pac Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6. Certificates surrendered for exchange by any person constituting an "affiliate" of Frontier for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"),
                                                          --------------
shall not be exchanged until West Pac has received a written agreement from such person as provided in Section 5.9.

     (e) No fractional shares of West Pac Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional share of West Pac Common Stock pursuant to Section 1.4(b), cash adjustments will be paid to holders in respect of any fractional share of West Pac Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Average Closing Price of a share of West Pac Common Stock. For purposes hereof, the term "Average Closing Price"
                                                      ---------------------
shall mean the average of the per share daily closing price of West Pac Common Stock as quoted on the Nasdaq National Market System ("Nasdaq") (and as reported
                                                       ------
by the Wall Street Journal or, if not reported thereby, by another authoritative source) during the ten (10) consecutive trading days ending on the second trading day prior to the Closing Date.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of West Pac Common Stock) that remains unclaimed by the former stockholders of Frontier one year after the Effective Time shall be delivered to the Surviving Corporation. Except for holders of Frontier Dissenting Shares, any former stockholders of Frontier who have not theretofore complied with this Section 1.6 shall thereafter look only to the Surviving Corporation for payment of their shares of West Pac Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the West Pac Common Stock deliverable in respect of each share of Frontier Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (g) None of West Pac, Frontier, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Frontier Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of West Pac Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of West Pac Common Stock as provided in this Section 1.6, deliverable in respect thereof pursuant to this Agreement.

     1.7.   Adjustment of Exchange Ratio.  In the event that, subsequent to the
            ----------------------------
date of this Agreement but prior to the Effective Time, the outstanding shares of West Pac Common Stock or Frontier Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately and proportionately adjusted.

     1.8.   Dissenting Shares.  Notwithstanding anything to the contrary
            -----------------
contained in this Agreement, any shares of Frontier Common Stock held by a person who complies with all of the provisions of applicable law concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Frontier Common Stock (the "Frontier Dissenting
                                                    -------------------
Shares"), shall not be converted into the right to receive shares of West Pac
------
Common Stock pursuant to Section 1.4 of this Agreement but shall entitle the holder of such Frontier Dissenting Shares to receive such consideration as may be determined to be due to such holder pursuant to applicable law; provided however, that any Frontier Dissenting Shares held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right to appraisal, in either case pursuant to applicable law, shall be deemed to have been converted, as of the Effective Time, into shares of West Pac Common Stock pursuant to Section 1.4 of this Agreement.

     1.9.   Taking of Necessary Action; Further Action.  If, at any time after
            ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Frontier, the officers and directors of Frontier are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                  ARTICLE II

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

     2.1.   Certificate of Incorporation of the Surviving Corporation.  The
            ---------------------------------------------------------
Certificate of Incorporation of West Pac in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     2.2.   By-Laws of the Surviving Corporation.  The By-Laws of West Pac in
            ------------------------------------
effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     2.3.   Directors of the Surviving Corporation.  Except as otherwise
            --------------------------------------
provided in Section 5.12 hereof, the directors of West Pac at the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their successors are duly appointed or elected in accordance with applicable law.

     2.4.   Officers of the Surviving Corporation.  Except as otherwise provided
            -------------------------------------
in Section 5.12 hereof, the officers of West Pac at the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their successors are duly appointed or elected in accordance with applicable law.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF WEST PAC

     West Pac represents and warrants to Frontier that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by West Pac to Frontier concurrently herewith and identified as the "West Pac Disclosure Schedule." All exceptions noted in the West Pac
        ----------------------------
Disclosure Schedule are numbered to correspond to the applicable Sections to which such exception refers; provided, however, that any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

     3.1.   Existence, Good Standing, Corporate Authority.  West Pac is a
            ---------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. West Pac is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of West Pac (a "West Pac Material Adverse
                                                     -------------------------
Effect").  West Pac has all requisite corporate power and authority to own,
------
operate and lease its properties. The copies of West Pac's Restated Certificate of Incorporation and Bylaws previously delivered to Frontier are true and correct.

     3.2.   Authorization, Validity and Effect of Agreements.  Subject only to
            ------------------------------------------------
the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of West Pac Common Stock, West Pac has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered by West Pac in connection herewith (the "West Pac Ancillary Documents"). Subject only to
                                 ----------------------------
the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of West Pac Common Stock, the consummation by West Pac of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and the West Pac Ancillary Documents (when executed and delivered pursuant to this Agreement for value received) will constitute, the valid and legally binding obligations of West Pac, enforceable against West Pac in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and the approval of this Agreement and the West Pac Ancillary Documents by the stockholders of West Pac.

     3.3.   Compliance with Laws--General.
            -----------------------------

     (a) West Pac holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitrator, tribunal, administrative agency or commissioner or other governmental or other regulatory authority or agency ("Governmental Entities") (including,
                                          ---------------------
but not limited to, those related to occupational health and safety, controlled substances, Environmental Laws (as defined herein), Tax (as defined herein) laws, labor, ERISA (as defined herein), employment and employment practices or EEOC matters) necessary for the lawful conduct of its business (the "Permits"),
                                                                     -------
and is in compliance with such Permits, in each case, except where the failure to hold or comply with such Permits would not have a West Pac Material Adverse Effect.

     (b) West Pac is in substantial compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to West Pac, except for any noncompliance that would not have a West Pac Material Adverse Effect.

     (c) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to West Pac is pending, or, to the knowledge of West Pac, threatened that would have a West Pac Material Adverse Effect.

     (d) West Pac is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to West Pac, including, without limitation, any such agreement, contract or decree entered into with or issued by the U.S. Department of Transportation ("DOT") or the
                                                               ---
Federal Aviation Administration ("FAA") that would have a West Pac Material
                                  ---
Adverse Effect.

     3.4.   Capitalization.
            --------------

     (a) The authorized capital stock of West Pac consists of (i) 40,000,000 shares of West Pac Common Stock; (ii) 200,000 shares of Series B Preferred Stock, par value $0.001 per share ("Series B Preferred"); (iii) 10,000 shares of
                                    ------------------
Series C Preferred Stock, par value $0.001 per share ("Series C Preferred"); and
                                                       ------------------
(iii) 2,837,000 shares of Preferred Stock, $0.001 par value per share. As of May 30, 1997, there were 13,527,977 shares of West Pac Common Stock issued and outstanding. As of the date hereof, there were 200,000 shares of Series B Preferred and 10,000 shares of Series C Preferred issued and outstanding. Since May 30, 1997, no additional shares of capital stock of West Pac have been issued, except pursuant to the exercise of options outstanding under West Pac's stock option and employee stock purchase plans (the "West Pac Stock Option
                                                     ---------------------
Plans"). West Pac has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of West Pac on any matter. All issued and outstanding shares of West Pac Common Stock, Series B Preferred and Series C Preferred are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) There are currently no outstanding, and as of the Closing, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of West Pac, (ii) options, warrants or other rights to purchase or subscribe to capital stock of West Pac or securities convertible into or exchangeable for capital stock of West Pac, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of West Pac.

     3.5.   Subsidiaries; Other Interests.  West Pac does not own any
            -----------------------------
Subsidiaries. Except for interests disclosed on the West Pac Disclosure Schedule, West Pac does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity ((other than investments in short-term investment securities) and corporate, partnership, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and other investments the aggregate market value of which is less than $100,000).

     3.6.   No Violation.  Neither the execution and delivery by West Pac of
            ------------
this Agreement, nor the consummation by West Pac of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Restated Certificate of Incorporation or Bylaws of West Pac; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the West Pac Stock Option Plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of West Pac under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which West Pac is a party, or by which West Pac or any of its properties is bound or affected, except for any of the foregoing matters which would not have a West Pac Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to West Pac which would have a West Pac Material Adverse Effect; or (e) other than the filings provided for in Section 1.3, filings under applicable federal, state and local regulatory filings, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Exchange Act, the
                                         -------
Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent,
                                  ------------------
approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a West Pac Material Adverse Effect.

     3.7.   Conduct of Business.  The business of West Pac is not being
            -------------------
conducted in default or violation of any term, condition or provision of (a) its Articles of Incorporation or By-Laws or similar organizational documents; (b) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement or any kind to which West Pac is now a party or by which

West Pac or any of its properties or assets may be bound; (c) any federal, state, local or foreign statute, law, ordinance, rule, regulation or approval applicable to West Pac, except, with respect to the foregoing clauses (b) and
(c), defaults or violations that would not have a West Pac Material Adverse Effect.

     3.8.   Books and Records.  West Pac's books, accounts and records are, and
            -----------------
have been, in all material respects, maintained in West Pac's usual, regular and ordinary manner, in accordance with GAAP, and since West Pac's inception, all material transactions to which West Pac is or has been a party are properly reflected therein.

     3.9.   SEC Documents.   West Pac has delivered or made available to
            -------------
Frontier each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since January 1, 1995, which reports constitute all of the documents required to be filed by West Pac with the Securities and Exchange Commission ("SEC") since
                                                                   ---
such date, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "West Pac SEC Reports"). As of their
                                       --------------------
respective dates, the West Pac SEC Reports and any West Pac SEC Reports filed after the date hereof and prior to the Effective Time (a) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. West Pac has timely filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act since January 1, 1995. Each of the balance sheets of West Pac included in or incorporated by reference into the West Pac SEC Reports (including the related notes and schedules) fairly present in all material respects the financial position of West Pac as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the consolidated statements of income, retained earnings and cash flows of West Pac included in or incorporated by reference into the West Pac SEC Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of West Pac for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of West Pac, including the notes thereto, included in or incorporated by reference into the West Pac SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except as may be indicated in the notes thereto). Since January 1,
  ----
1995, there has been no material change in West Pac's accounting methods or principles except as described in the notes to such West Pac financial statements.

     3.10.  Proprietary Rights.
            ------------------

     (a) All of West Pac's patents, patent applications, trademarks, trademark applications, copyrights, trade names, and airline industry specific computer software (collectively, the "Intellectual Property") are listed in the
                                      ---------------------
West Pac Disclosure Schedule. For purposes of this Agreement, the Intellectual Property, together with all other computer software, software programs, trade secrets, formulations, service marks, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto, are collectively referred to herein as the "Proprietary Rights".
                                            ------------------

     (b) To West Pac's knowledge, West Pac owns or possesses adequate licenses or other rights to use any and all of its Proprietary Rights used in or required for its business as currently conducted free and clear of any liens, claims or encumbrances, except where the failure to possess such Proprietary Rights would not have a West Pac Material Adverse Effect.

     (c) West Pac has no knowledge of any claims, disputes, actions, proceedings, suits or appeals pending or threatened against West Pac relating to any of its Proprietary Rights which, if adversely determined to West Pac, could reasonably be expected to result in a loss of any of its material Proprietary Rights or any other loss that could reasonably be expected to have a West Pac Material Adverse Effect.

     (d) To West Pac's knowledge, none of its Proprietary Rights infringe on the proprietary rights of any third party nor are the Proprietary Rights of any third party infringing on the Proprietary Rights of West Pac, where such infringement could reasonably be expected to result in a loss of any of West Pac's material Proprietary Rights or any other loss that could reasonably be expected to have a West Pac Material Adverse Effect.

     (e) To West Pac's knowledge, West Pac has not disclosed any of its trade secrets to any Person without obtaining an agreement obligating the recipient to maintain the confidentiality thereof and West Pac has taken reasonable security measures to protect the confidentiality and value of its trade secrets.

     (f) West Pac has not disposed of or granted any license to use any of its Proprietary Rights, nor has West Pac granted any options to purchase or obtain a license to, or any other lien, claim or encumbrance on, any of its Proprietary Rights.

     3.11.  Disclosure Documents.  The Joint Proxy Statement Prospectus to be
            --------------------
delivered to the stockholders of each of West Pac and Frontier in connection with the approval of the transactions contemplated by this Agreement, or any amendment or supplement thereto (the "Proxy Statement"), at the time of mailing
                                      ---------------
thereof and at the time of the respective meetings of stockholders of Frontier and West Pac, or, in the case of the Form S-4 (as defined in Section 5.7 of this Agreement) and each amendment or supplement thereto, at the time it is filed or becomes effective when filed with the SEC, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the
                --------
extent that any such untrue statement of a material fact or omission to state a material fact was made by West Pac in reliance upon and in conformity with written information concerning Frontier furnished to West Pac by Frontier specifically for use in the Proxy Statement.

     3.12.  Litigation.  There are no actions, suits or proceedings pending
            ----------
against West Pac or, to West Pac's knowledge, threatened against West Pac, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, none of which, individually or in the aggregate, would have a West Pac Material Adverse Effect. To West Pac's knowledge, there is no such action, suit, investigation or proceeding which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     3.13.  Aviation Act; Aircraft; Assets.
            ------------------------------

     (a) West Pac is an air carrier operating under a Certificate of Public Convenience and Necessity issued by the DOT under Section 401 of the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and holding an air
                                       ------------
carrier operating certificate and operations specifications issued pursuant to
Part 121 of the Federal Aviation Regulations issued by the FAA under the Aviation Act (collectively such certificates are called the "Operating
                                                             ---------
Authorizations"), which Operating Authorizations are in full force and effect,
--------------
and West Pac is operating in compliance with all rules and regulations of the FAA, the DOT and the Operating Authorizations, except where the failure to maintain such Operating Authorizations or comply with such rules and regulations would not have a West Pac Material Adverse Effect. West Pac does not operate under any orders pursuant to the Essential Air Service Program of the DOT.

     (b) To West Pac's knowledge, all aircraft owned, leased or in the possession and control of West Pac and all other material assets of West Pac, are in sound operating condition and are being maintained in all material respects according to FAA regulatory standards, West Pac's FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain such Operating Authorizations or comply with such rules and regulations would not have a West Pac Material Adverse Effect. A list of all aircraft now owned, leased or in the possession and control of West Pac is set forth on the West Pac Disclosure Schedule. West Pac has good and valid title to such assets and properties that are owned by West Pac, free and clear of any liens, claims or other encumbrances, other than (i) statutory liens for taxes not yet due,
(ii) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security. West Pac has not received notice that any of its assets or properties is in violation of any existing law or any health, safety or other ordinance, code or regulation, except for violations that would not have a West Pac Material Adverse Effect. All material leases of equipment, software or other personal property to which West Pac is a party are valid and subsisting leases, and, except as terminated in the ordinary course of business, upon consummation of the transactions contemplated hereby, shall continue to entitle West Pac to the use and possession of the personal property purported to be covered thereby for the terms specified in such leases.

     3.14.  Material Adverse Change.  Since December 31, 1996 to the date of
            -----------------------
this Agreement, West Pac has not suffered any change to its business, operations, assets, liabilities, financial condition or prospects which would reasonably have a West Pac Material Adverse Effect. Since December 31, 1996 to the date of this Agreement, (a) West Pac has not entered into any transaction outside the ordinary course of business which will be required to be disclosed in West Pac's Form 10-K for the year ended December 31, 1997; (b) West Pac has not (i) declared, set aside or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (ii) directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock, or made any commitment for any such action; or (c) West Pac has not voluntarily elected to alter the manner of keeping its books, accounts or records, or changed in any manner the accounting practices therein reflected, except for (i) changes that would not have a West Pac Material Adverse Effect; or (ii) changes in accounting laws which effect all airline companies generally.

     3.15.  Real Property.   West Pac does not own any real property.  The West
            -------------
Pac Disclosure Schedule describes all material real property leased by West Pac (the "West Pac Real Property"), along with a brief description of the property
      ----------------------
and all improvements thereon and a brief description of all material leases (the "West Pac Leases") under which such West Pac Real Property is leased by West
 ---------------
Pac. Full and complete copies of all the West Pac Leases have been made available to Frontier. To West Pac's knowledge, all of the West Pac Real Property and improvements thereon are suitable for the purposes for which they are currently used. To West Pac's knowledge, none of the West Pac Leases is in default, no waiver, indulgence or postponement of West Pac's obligations thereunder has been granted by the lessor and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

     3.16.  Material Contracts.  West Pac is not a party to or bound by,
            ------------------
and none of its properties is subject to (a) any loan agreements, promissory notes, guaranties or other material evidence of indebtedness; (b) any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of West Pac; (c) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (d) any employment contracts or consulting arrangements entered into by West Pac or agreements or arrangements with respect to severance or similar matters; (e) any agreement or arrangement restricting in any manner (i) West Pac's right to compete with any other person or entity; (ii) West Pac's right to sell to or purchase from any other person or entity; (iii) the right of any other party to compete with West Pac; or (iv) the ability of such person or entity to employ any of West Pac's employees; (f) any secrecy or confidentiality agreement; (g) any contract, agreement or arrangement containing change of control provisions; (h) any agreement or arrangement between West Pac and any of its officers, directors or other Affiliates; (i) any contract, agreement or arrangement requiring a payment or receipt of funds in excess of $100,000.00 in any twelve month period; (j) any contract, agreement or arrangement required to be disclosed in a Form 10-K or 10-Q under the Exchange Act; or (k) any contract not entered into in the ordinary course of business consistent with past practices (collectively, the "West Pac Contracts"). All the West Pac Contracts are valid, subsisting, in
     ------------------
full force and effect in all material respects, and binding upon West Pac in accordance with their terms, and, to West Pac's knowledge, binding upon the other parties thereto in accordance with their terms. West Pac is not (with or without notice or lapse of time or both) in default under any West Pac Contract nor, to its knowledge, is any other party to any such contract or other agreement (with or without notice or lapse of time or both) in default thereunder, except for any defaults that would not have a West Pac Material Adverse Effect.

     3.17.  Taxes.  West Pac (a) has filed on a timely basis all material
            -----
federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date hereof or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete and accurate in all material respects; (b) has paid or accrued all taxes shown to be due and payable on such returns; (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns; and (d) has "open" years for federal income tax returns only as set forth in the West Pac Disclosure Schedule.

     3.18.  Employee Benefit Plans. All employee benefit plans and other benefit
            ----------------------
arrangements covering employees of West Pac (the "West Pac Benefit Plans") and
                                                  ----------------------
all employee agreements providing compensation, severance or other benefits to any employee or former employee of West Pac or any of its Subsidiaries are set forth in the West Pac Disclosure Schedule. True and complete copies of all West Pac Benefit Plans, including any related trust or funding vehicles, policies or contracts, have been made available to Frontier. To the extent applicable, the West Pac Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
                                                                     -----
the Code, and any West Pac Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and has been timely amended and filed with the IRS
 ---
with respect to changes required by the Tax Reform Act of 1986 and subsequent legislation. Neither West Pac nor any ERISA Affiliate of West Pac (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither West Pac nor any West Pac Benefit Plan have incurred any liability or penalty under, and to West Pac's knowledge, there is no instance that West Pac or any West Pac Benefit Plan may incur any liability or penalty under, Section 4975 of the Code or Section 502(i) of ERISA. Each West Pac Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To West Pac's knowledge, there are no pending or anticipated material claims against or otherwise involving any of the West Pac Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of West Pac Benefit Plan activities) has been brought against or with respect to any such West Pac Benefit Plan, except for any of the foregoing which would not have a West Pac Material Adverse Effect. All contributions required to be made as of the date hereof to the West Pac Benefit Plans have been made or provided for. Neither West Pac nor any ERISA Affiliate of West Pac (during the period of its affiliated status and prior thereto, to its knowledge) has contributed to, or been required to contribute to, or has any liability or potential liability to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as required by applicable law or as set forth in the West Pac Disclosure Schedule, West Pac does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and West Pac has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No West Pac Benefit Plan which is an "employee pension plan" within the meaning of Section 3(3) of ERISA has been completely or partially terminated. None of the West Pac Benefit Plans has any material unfunded liabilities which are not reflected in the West Pac SEC Reports. Neither West Pac nor any of its directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any material liability for failure to comply with ERISA or the Code or failure to act in connection with the administration or investment of any Plan. For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same
----------------
"controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of
Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     3.19.  Labor Matters.  West Pac is not a party to, or bound by, any
            -------------
collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to West Pac's knowledge, threatened against West Pac relating to its business. To West Pac's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of West Pac. There is no labor strike, dispute, slowdown or work stoppage pending or threatened against West Pac nor has West Pac experienced any of the same during the last three years. All employees of West Pac are employed at will. A list of West Pac's employees who earned in excess of $50,000.00 during calendar year 1996 or who West Pac reasonably expects will earn in excess of such amount during calendar year 1997, together with such employee's current job title and salary history during the last three years, is described in the West Pac Disclosure Schedule.

     3.20.  Environmental Matters.
            ---------------------

     (a) West Pac has provided to Frontier, accompanied by a cover letter specifically identifying each such item and containing a brief description thereof, true and correct copies of (i) all reports and letters of inspections of West Pac's business and properties through the date hereof under all applicable federal, state, foreign and local aviation, transportation, environmental, health and safety laws and regulations; (ii) all environmental analyses, environmental audits, reports of inspection, consulting studies and compilations made by or for West Pac by any non-governmental Person relating to any property, asset or right of West Pac or non-governmental Person relating to any property, asset or right of West Pac; and (iii) all correspondence and summaries of communications with or from any Governmental Entity including, without limitation, all such correspondence and summaries pursuant to which West Pac is advised of any noncompliance with any laws or orders or which otherwise relates to any such noncompliance.

     (b)    As of the date hereof:

            (i) There has been no order, degree, complaint, citation or notice with regard to air emissions, water discharges, noise emissions, Hazardous Substances, Environmental Liabilities or other environmental or health requirement affecting any of the properties occupied or utilized by West Pac and, to West Pac's knowledge, no facts, circumstances or conditions exist which could reasonably give rise to such orders, decrees, complaints, citations or notices.

            (ii) To West Pac's knowledge, West Pac is not in violation of any Environmental Law and has not received any notice from any Governmental Entity, or any actual, threatened or alleged violation of any Environmental Law by West Pac or any other Person for whose conduct it is or may be responsible. To West Pac's knowledge, the conduct of West Pac's business and operations, as conducted previously and as of the date hereof, complies in all material respects with all Environmental Laws.

            (iii) To West Pac's knowledge, there are not now and there have not been any Hazardous Substances used, generated or stored or any structures, fixtures, equipment or other storage vessels including, without limitation, underground storage tanks, containing Hazardous Substances present upon any of the premises occupied or utilized by West Pac in the conduct of its business in violation of applicable Environmental Laws. To West Pac's knowledge, there has been no spill, discharge, release, contamination or cleanup of any Hazardous Substances at any of such properties or otherwise including, without limitation, into or upon the soil, surface water or ground water, such properties leased by West Pac are clean of all such wastes and substances and none of such properties leased by West Pac contains any underground treatment or storage tanks or water, gas or oil wells or other underground improvements.

            (iv) To West Pac's knowledge, West Pac has no liability under any EnvironmentaLaw with respect to any of the premises now or formerly utilized by West Pac and with respect to any adjacent or neighboring sites or facilities or any other site or facility.

     (c)    As used in this Agreement, "Environmental Laws" means any and all
                                      ------------------
federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous

Substances or wastes into the environment, including without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities"
                                                      -------------------------
with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which
(a) arise under or relate to matters covered by Environmental Laws; and (b) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise
       --------------------
hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

     3.21.  Takeover Statutes.  No "fair price", "moratorium", "control share
            -----------------
acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"),
                                                    ----------------
applicable to West Pac applies to the Merger or any of the other transactions contemplated hereby.

     3.22.  Absence of Indemnifiable Claims, etc.  There are no outstanding
            ------------------------------------
losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of West Pac to indemnification by West Pac under applicable law, the Articles of Incorporation or By-laws of West Pac or any insurance policy maintained by West Pac.

     3.23.  Insurance.  The West Pac Disclosure Schedule describes all material
            ---------
insurance policies, to the extent any exist, providing insurance coverage of any nature to West Pac. To West Pac's knowledge, all of such policies are in full force and effect, are valid and enforceable in accordance with their terms.
None of West Pac's insurance carriers have threatened to cancel any of West Pac's insurance policies, or increase the premiums payable under any such policy by more than 20% from the immediately preceding period of coverage thereunder

      3.24.  No Brokers.  West Pac has not entered into any contract,
             ----------
arrangement or understanding with any person or firm which may result in the obligation of Frontier or West Pac to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that West Pac has retained Lehman Brothers and Hanifen Imhoff Inc. as its financial advisors. Other than the foregoing arrangements, West Pac is not aware of any claim for payment of any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

      3.25.  Opinion of Financial Advisor.  The Board of Directors of West Pac
             ----------------------------
has received the opinion of Lehman Brothers to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to West Pac from a financial point of view.

      3.26. West Pac Common Stock.  Subject only to the approval of this
            ---------------------
Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of West Pac Common Stock, the issuance and delivery by West Pac of shares of West Pac Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of West Pac. The shares of West Pac Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF FRONTIER

            Frontier represents and warrants to West Pac that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Frontier to West Pac concurrently herewith and identified as the "Frontier Disclosure Schedule." All exceptions noted in the
                   ----------------------------
Frontier Disclosure Schedule are numbered to correspond to the applicable Sections to which such exception refers; provided, however, that any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

      4.1.  Existence, Good Standing, Corporate Authority.  Frontier is a
            ---------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of Colorado. Frontier is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Frontier (a "Frontier Material Adverse Effect").
                                    --------------------------------
Frontier has all requisite corporate power and authority to own, operate and lease its properties. The copies of Frontier's Amended and Restated Articles of Incorporation and Bylaws previously delivered to West Pac are true and correct.

      4.2.  Authorization, Validity and Effect of Agreements.  Subject only to
            ------------------------------------------------
the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Frontier Common Stock, Frontier has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered in connection herewith (collectively, the "Frontier Ancillary Documents"). Subject
                                        ----------------------------
only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Frontier Common Stock, the consummation by Frontier of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and the Frontier Ancillary Documents (when executed and delivered pursuant to this Agreement for value received) will constitute, the valid and legally binding obligations of Frontier, enforceable against Frontier in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and approval of this Agreement and the Frontier Ancillary Documents by the

Frontier stockholders.

      4.3.  Compliance with Laws--General.
            -----------------------------

     (a) Frontier holds all Permits of any Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances, Environmental Laws, Tax laws, labor, ERISA, employment and employment practices or EEOC matters) necessary for the lawful conduct of its business, and is in compliance with such Permits, in each case, except where the failure to hold or comply with such Permits would not have a Frontier Material Adverse Effect.

     (b) Frontier is in substantial compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to Frontier, except for any noncompliance that would not have a Frontier Material Adverse Effect.

     (c) As of the date of this Agreement, and as of the Closing, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to Frontier is pending, or, to the knowledge of Frontier, threatened that would have a Frontier Material Adverse Effect.

     (d) Frontier is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to Frontier, including, without limitation, any such agreement, contract or decree entered into with or issued by the DOT or the FAA that would have a Frontier Material Adverse Effect.

     4.4.   Capitalization.
            --------------

     (a) The authorized capital stock of Frontier consists of 20,000,000 shares of Frontier Common Stock and 1,000,000 shares of Frontier Preferred Stock. As of May 30, 1997, there were (i) 8,844,375 shares of Frontier Common Stock issued and outstanding; (ii) no shares of Frontier Preferred Stock issued and outstanding; and (iii) 2,714,750 shares of Frontier Common Stock reserved for issuance upon the exercise of all outstanding Frontier Options. The Frontier Disclosure Schedule identifies, as of the date thereof, the option holder, the number of shares subject to each option, the exercise price, the vesting schedule and the expiration date of each outstanding Frontier Option. Since May 30, 1997, no additional shares of capital stock of Frontier have been issued, except pursuant to the exercise of options or warrants outstanding under the Frontier Stock Option Plans. Frontier has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Frontier on any matter. All issued and outstanding shares of Frontier Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) There are currently no outstanding, and, as of the Closing, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of Frontier, (ii) options, warrants or other rights to purchase or subscribe to capital stock of Frontier or securities convertible into or exchangeable for capital stock of Frontier, or
(iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which Frontier is a party or is bound relating to the issuance of any of its capital stock.

      4.5.  Subsidiaries; Other Interests.  Frontier does not own any
            -----------------------------
Subsidiaries. Except for interests disclosed on the Frontier Disclosure Schedule, Frontier does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity ((other than investments in short-term investment securities) and corporate, partnership, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and other investments the aggregate market value of which is less than $100,000).

      4.6.  No Violation.  Neither the execution and delivery by Frontier of
            ------------
this Agreement, nor the consummation by Frontier of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Amended and Restated Articles of Incorporation or Bylaws of Frontier; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Frontier Stock Option Plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Frontier under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Frontier is a party, or by which Frontier or any of its properties is bound or affected, except for any of the foregoing matters which would not have a Frontier Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Frontier which would have a Frontier Material Adverse Effect; or (e) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Frontier Material Adverse Effect.

      4.7.  Conduct of Business.  The business of Frontier is not being
            -------------------
conducted in default or violation of any term, condition or provision of (a) its Amended and Restated Articles of Incorporation or By-Laws or similar organizational documents; (b) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement or any kind to which Frontier is now a party or by which Frontier or any of its properties or assets may be bound; (c) any federal, state, local or foreign statute, law, ordinance, rule, regulation or approval applicable to Frontier, except, with respect to the foregoing clauses (b) and (c), defaults or violations that would not have a Frontier Material Adverse Effect.

      4.8.  Books and Records.  Frontier's books, accounts and records are, and
            -----------------
have been, in all material respects, maintained in Frontier's usual, regular and ordinary manner, in accordance with GAAP, and since Frontier's inception, all material transactions to which Frontier is or has been a party are properly reflected therein.

      4.9.  SEC Documents.  Frontier has delivered or made available to West Pac
            -------------
each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since January 1, 1995, which reports constitute all of the documents required to be filed by Frontier with the SEC since such date, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the

"Frontier SEC Reports").  As of their respective dates, the Frontier SEC Reports
---------------------
and any Frontier SEC Reports filed after the date hereof and prior to the Effective Time (a) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Frontier has timely filed with the SEC all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act since January 1, 1995. Each of the balance sheets of Frontier included in or incorporated by reference into the Frontier SEC Reports (including the related notes and schedules) fairly present in all material respects the financial position of Frontier as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the statements of income, retained earnings and cash flows of Frontier included in or incorporated by reference into the Frontier SEC Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Frontier for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of Frontier, including the notes thereto, included in or incorporated by reference into the Frontier SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto). Since January 1, 1995, there has been no material change in Frontier's accounting methods or principles except as described in the notes to such financial statements.

      4.10. Proprietary Rights.
            ------------------

     (a) All of Frontier's Intellectual Property is listed in the Frontier Disclosure Schedule.

     (b) To Frontier's knowledge, Frontier owns or possesses adequate licenses or other rights to use any and all of its Proprietary Rights used in or required for its business as currently conducted free and clear of any liens, claims or encumbrances, except where the failure to possess such Proprietary Rights would not have a Frontier Material Adverse Effect.

     (c) Frontier has no knowledge of any claims, disputes, actions, proceedings, suits or appeals pending or threatened against Frontier relating to any of its Proprietary Rights which, if adversely determined to Frontier, could reasonably be expected to result in a loss of any of its material Proprietary Rights or any other loss that could reasonably be expected to have a Frontier Material Adverse Effect.

     (d) To Frontier's knowledge, none of its Proprietary Rights infringe on the proprietary rights of any third party nor are the Proprietary Rights of any third party infringing on the Proprietary Rights of Frontier, where such infringement could reasonably be expected to result in a loss of any of Frontier's material Proprietary Rights or any other loss that could reasonably be expected to have a Frontier Material Adverse Effect.

     (e) To Frontier's knowledge, Frontier has not disclosed any of its trade secrets to any Person without obtaining an agreement obligating the recipient to maintain the confidentiality thereof and Frontier has taken reasonable security measures to protect the confidentiality and value of its trade secrets.

     (f) Frontier has not disposed of or granted any license to use any of its Proprietary Rights, nor has Frontier granted any options to purchase or obtain a license to, or any other lien, claim or encumbrance on, any of its Proprietary Rights.

      4.11. Information Supplied.  The information supplied or to be supplied
            --------------------
by Frontier for inclusion or incorporation by reference in (a) the Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of Frontier and West Pac, and at the time such stockholders vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (b) the Form S-4, together with all amendments and supplements thereto, will not, at the time the Form S-4 is filed or becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      4.12. Litigation.  There are no actions, suits or proceedings pending
            ----------
against Frontier or, to Frontier's knowledge, threatened against Frontier, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, none of which, individually or in the aggregate, would have a Frontier Material Adverse Effect. To Frontier's knowledge, there is no such action, suit, investigation or proceeding which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

      4.13. Aviation Act; Aircraft; Assets.
            ------------------------------

     (a) Frontier is an air carrier operating under the Operating Authorizations, which Operating Authorizations are in full force and effect, and Frontier is operating in compliance with all rules and regulations of the FAA, the DOT and the Operating Authorizations, except where the failure to maintain such Operating Authorizations or comply with such rules and regulations would not have a Frontier Material Adverse Effect. Frontier does not operate under any orders pursuant to the Essential Air Service Program of the DOT.

     (b) To Frontier's knowledge, all aircraft owned, leased or in the possession and control of Frontier and all other material assets of Frontier, are in sound operating condition and are being maintained in all material respects according to FAA regulatory standards, Frontier's FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain such Operating Authorizations or comply with such rules and regulations would not have a West Pac Material Adverse Effect. A list of all aircraft now owned, leased or in the possession and control of Frontier is set forth on the Frontier Disclosure Schedule. Frontier has good and valid title to such assets and properties that are owned by Frontier, free and clear of any liens, claims or other encumbrances, other than (i) statutory liens for taxes not yet due,
(ii) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security. Frontier has not received notice that any of its assets or properties is in violation of any existing law or any health, safety or other ordinance, code or regulation, except for violations that would not have a Frontier Material Adverse Effect. All material leases of equipment, software or other personal property to which Frontier is a party are valid and subsisting leases, and, except as terminated in the ordinary course of business, upon consummation of the transactions contemplated hereby, shall continue to entitle Frontier to the use and possession of the personal property purported to be covered thereby for the terms specified in such leases.

     4.14.  Material Adverse Change.  Since December 31, 1996, Frontier has
            -----------------------
not suffered any change in its businesses, operations, assets, liabilities, financial condition or prospects which would reasonably have a Frontier Material Adverse Effect. Since December 31, 1996, (a) Frontier has not entered into any transaction outside the ordinary course of business which would be required to be disclosed in Frontier's Forms 10-K for the years ended March 31, 1997 or 1998; (b) Frontier has not (i) declared, set aside or paid any dividend or made any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (ii) directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock, or made any commitment for any such action; or (c) voluntarily elected to alter the manner of keeping its books, accounts or records, or changed in any manner the accounting practices therein reflected, except for (i) changes that would not have a Frontier Material Adverse Effect; or (ii) changes in accounting laws that affect all airline companies generally.

     4.15.  Real Property.   Frontier does not own any real property.  The
            -------------
Frontier Disclosure Schedule describes all material real property leased by Frontier (the "Frontier Real Property"), along with a brief description of the
               ----------------------
property and all improvements thereon and a brief description of all material leases (the "Frontier Leases") under which such Frontier Real Property is leased
             ---------------
by Frontier. Full and complete copies of all the Frontier Leases have been made available to West Pac. To Frontier's knowledge, all of the Frontier Real Property and improvements thereon are suitable for the purposes for which they are currently used. To Frontier's knowledge, none of the Frontier Leases is in default, no waiver, indulgence or postponement of Frontier's obligations thereunder has been granted by the lessor and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

     4.16.  Material Contracts.  Frontier is not a party to or bound by,
            ------------------
and none of its properties is subject to (a) any loan agreements, promissory notes, guaranties or other material evidence of indebtedness; (b) any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of Frontier; (c) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (d) any employment contracts or consulting arrangements entered into by Frontier or agreements or arrangements with respect to severance or similar matters; (e) any agreement or arrangement restricting in any manner (i) Frontier's right to compete with any other person or entity; (ii) Frontier's right to sell to or purchase from any other person or entity; (iii) the right of any other party to compete with Frontier; or (iv) the ability of such person or entity to employ any of Frontier's employees; (f) any secrecy or confidentiality agreement; (g) any contract, agreement or arrangement containing change of control provisions; (h) any agreement or arrangement between Frontier and any of its officers, directors or other Affiliates; (i) any contract, agreement or arrangement requiring a payment or receipt of funds in excess of $100,000.00 in any twelve month period; (j) any contract, agreement or arrangement required to be disclosed in a Form 10-K or 10-Q under the Exchange Act; or (k) any contract not entered into in the ordinary course of business consistent with past practices (collectively, the "Frontier Contracts"). All
                                                   ------------------
the Frontier Contracts are valid, subsisting, in full force and effect in all material respects, and binding upon Frontier in accordance with their terms, and, to Frontier's knowledge, binding upon the other parties thereto in accordance with their terms. Frontier is not (with or without notice or lapse of time or both) in default under any Frontier Contract nor, to its knowledge, is any other party to any such contract or other agreement (with or without notice or lapse of time or both) in default thereunder, except for any defaults that would not have a Frontier Material Adverse Effect.

     4.17.  Taxes.  Frontier (a) has filed on a timely basis all material
            -----
federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date hereof or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete and accurate in all material respects; (b) has paid or accrued all taxes shown to be due and payable on such returns; (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns; and (d) has "open" years for federal income tax returns only as set forth in the Frontier Disclosure Schedule.

     4.18.  Employee Benefit Plans. All employee benefit plans and other
            ----------------------
benefit arrangements covering employees of Frontier (the "Frontier Benefit
                                                          ----------------
Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of Frontier or any of its Subsidiaries are set forth in the Frontier Disclosure Schedule. True and complete copies of all Frontier Benefit Plans, including any related trust or funding vehicles, policies or contracts, have been made available to West Pac. To the extent applicable, the Frontier Benefit Plans comply, in all material respects, with the requirements of the ERISA and the Code, and any Frontier Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has been timely amended and filed with the IRS with respect to changes required by the Tax Reform Act of 1986 and subsequent legislation. Neither Frontier nor any ERISA Affiliate of Frontier (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither Frontier nor any Frontier Benefit Plan have incurred any liability or penalty under, and to Frontier's knowledge, there is no instance that Frontier or any Frontier Benefit Plan may incur any liability or penalty under, Section 4975 of the Code or Section 502(i) of ERISA. Each Frontier Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To Frontier's knowledge, there are no pending or anticipated material claims against or otherwise involving any of the Frontier Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Frontier Benefit Plan activities) has been brought against or with respect to any such Frontier Benefit Plan, except for any of the foregoing which would not have a Frontier Material Adverse Effect. All contributions required to be made as of the date hereof to the Frontier Benefit Plans have been made or provided for. Neither Frontier nor any ERISA Affiliate of Frontier (during the period of its affiliated status and prior thereto, to its knowledge) has contributed to, or been required to contribute to, or has any liability or potential liability to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as required by applicable law or as set forth in the Frontier Disclosure Schedule, Frontier does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and Frontier has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No Frontier Benefit Plan which is an "employee pension plan" within the meaning of Section 3(3) of ERISA has been completely or partially terminated. None of the Frontier Benefit Plans has any material unfunded liabilities which are not reflected in the Frontier SEC Reports. Neither Frontier nor any of its directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any material liability for failure to comply with ERISA or the Code or failure to act in connection with the administration or investment of any Plan.

     4.19.  Labor Matters.  Frontier is not a party to, or bound by, any
            -------------
collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Frontier's knowledge, threatened against Frontier relating to its business. To Frontier's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Frontier. There is no labor strike, dispute, slowdown or work stoppage pending or threatened against Frontier nor has Frontier experienced any of the same during the last three years. All employees of Frontier are employed at will. A list of Frontier's employees who earned in excess of $50,000.00 during calendar year 1996 or who Frontier reasonably expects will earn in excess of such amount during calendar year 1997, together with such employee's current job title and salary history during the last three years, is described in the Frontier Disclosure Schedule.

     4.20.  Environmental Matters.
            ---------------------

     (a) Frontier has provided to West Pac, accompanied by a cover letter specifically identifying each such item and containing a brief description thereof, true and correct copies of (i) all reports and letters of inspections of Frontier's business and properties through the date hereof under all applicable federal, state, foreign and local aviation, transportation, environmental, health and safety laws and regulations; (ii) all environmental analyses, environmental audits, reports of inspection, consulting studies and compilations made by or for Frontier by any non-governmental Person relating to any property, asset or right of Frontier or non-governmental Person relating to any property, asset or right of Frontier; and (iii) all correspondence and summaries of communications with or from any Governmental Entity including, without limitation, all such correspondence and summaries pursuant to which Frontier is advised of any noncompliance with any laws or orders or which otherwise relates to any such noncompliance.

     (b)    As of the date hereof:

            (i) There has been no order, degree, complaint, citation or notice with regard to air emissions, water discharges, noise emissions, Hazardous Substances, Environmental Liabilities or other environmental or health requirement affecting any of the properties occupied or utilized by Frontier and, to Frontier's knowledge, no facts, circumstances or conditions exist which could reasonably give rise to such orders, decrees, complaints, citations or notices.

            (ii) To Frontier's knowledge, Frontier is not in violation of any Environmental Law and has not received any notice from any Governmental Entity, or any actual, threatened or alleged violation of any Environmental Law by Frontier or any other Person for whose conduct it is or may be responsible. To Frontier's knowledge, the conduct of Frontier's business and operations, as conducted previously and as of the date hereof, complies in all material respects with all Environmental Laws.

            (iii) To Frontier's knowledge, there are not now and there have not been any Hazardous Substances used, generated or stored or any structures, fixtures, equipment or other storage vessels including, without limitation, underground storage tanks, containing Hazardous Substances present upon any of the premises occupied or utilized by Frontier in the conduct of its business in violation of applicable Environmental Laws. To Frontier's knowledge, there has been no spill, discharge, release, contamination or cleanup of any Hazardous Substances at any of such properties or otherwise including, without limitation, into or upon the soil, surface water or ground water, such properties leased by Frontier are clean of all such wastes and substances and none of such properties leased by Frontier contains any underground treatment or storage tanks or water, gas or oil wells or other underground improvements.

            (iv) To Frontier's knowledge, Frontier has no liability under any Environmental Law with respect to any of the premises now or formerly utilized by Frontier and with respect to any adjacent or neighboring sites or facilities or any other site or facility.

     4.21.  Takeover Statutes.  No Takeover Statute applicable to Frontier
            -----------------
applies to the Merger or any of the other transactions contemplated hereby.

     4.22.  Absence of Indemnifiable Claims, etc.  There are no outstanding
            ------------------------------------
losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of Frontier to indemnification by Frontier under applicable law, the Amended and Restated Articles of Incorporation or By-laws of Frontier or any insurance policy maintained by Frontier.

     4.23.  Insurance.  The Frontier Disclosure Schedule describes all material
            ---------
insurance policies, to the extent any exist, providing insurance coverage of any nature to Frontier. To Frontier's knowledge, all of such policies are in full force and effect, are valid and enforceable in accordance with their terms.
None of Frontier's insurance carriers have threatened to cancel any of Frontier's insurance policies, or increase the premiums payable under any such policy by more than 20% from the immediately preceding period of coverage thereunder.

     4.24.  No Brokers.  Frontier has not entered into any contract,
            ----------
arrangement or understanding with any person or firm which may result in the obligation of Frontier or West Pac to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Frontier has retained Smith Barney as its financial advisor. Other than the foregoing arrangement, Frontier is not aware of any claim for payment of any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

     4.25.  Opinion of Financial Advisor.  The Board of Directors of Frontier
            ----------------------------
has received the opinion of Smith Barney to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Frontier Common Stock from a financial point of view.

     4.26.  West Pac Stock Ownership.  Frontier does not own any shares of West
            ------------------------
Pac Common Stock or other securities convertible into West Pac Common Stock.

     4.27.  Rights Agreement.  On or prior to the date hereof, Frontier has
            ----------------
taken all necessary action to cause the provisions of that certain Rights Agreement dated February 20, 1997, between Frontier and American Securities Transfer and Trust, Inc., as Rights Agent (the "Rights Agreement"), to be
                                                ----------------
inapplicable to the Merger, without any payment to holders of rights issued pursuant to such Rights Agreement.

                                   ARTICLE V

                                   COVENANTS

     5.1.   Alternative Proposals.  Prior to the Effective Time, each of West
            ---------------------
Pac and Frontier agrees (a) that it shall not, and it shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving it, or any purchase of all or any significant portion of its assets or any of its equity securities (any such proposal or offer being hereinafter referred to as an "Alternative
                                                                 -----------
Proposal") or engage in any negotiations concerning, or provide any confidential
--------
information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that an Alternative Proposal shall not include (i) a proposal made to West Pac or Frontier to acquire the Surviving Corporation, whether by merger, acquisition, consolidation or otherwise (a "Combined Proposal"); (ii) the issuance of securities of West
                ------------------
Pac in connection with additional equity investments in West Pac or additional financing transactions involving West Pac, including, without limitation, aircraft lease transactions; or (iii) a proposal of a merger, acquisition, consolidation or other similar transaction to a party hereto without any meetings or other discussions relating to the proposal and such party's sole response to the proposal is to inform the proposing party that such party is not interested in the proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing
                                              --------
contained in this Section 5.1 shall prohibit its Board of Directors from (A) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal to acquire it pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (i) its Board of Directors determines in good faith that such action is required for its Board of Directors to comply with its fiduciary duties to stockholders imposed by law; (ii) subject to any confidentiality agreement with such person or entity (which it determined in good faith was required to be executed in order for its Board of Directors to comply with its fiduciary duties to stockholders imposed by law), prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, it provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and (iii) subject to any confidentiality agreement with such person or entity (which it determined in good faith was required to be executed in order for its Board of Directors to comply with its fiduciary duties to stockholders imposed by law), it keeps the other party informed of the status of any such discussions or negotiations; and (B) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.1 shall (x) permit

West Pac or Frontier to terminate this Agreement (except as specifically provided in Article VII hereof); (y) permit West Pac or Frontier to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, neither West Pac nor Frontier shall enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)); or (z) affect any other obligation of West Pac or Frontier under this Agreement. Upon receipt by either West Pac or Frontier of a Combined Proposal, the receiving party agrees (x) to provide written notice to the other party immediately of such Combined Proposal; and (y) to permit one representative of the other party to be present at any meetings relating to such Combined Proposal (other than non-scheduled phone calls made by one party of the proposed Combined Proposal to the other); provided, however, that Frontier shall be prohibited from entering into any agreement or letter of intent relating to a Combined Proposal.

     5.2.   Interim Operations.
            ------------------

     (a) Prior to the Effective Time, and to allow West Pac and Frontier to coordinate their respective operations between the date hereof and the Effective Time, except as contemplated by any other provision of this Agreement or by the Frontier Disclosure Schedule, unless West Pac has consented in writing thereto,
Frontier:

            (i) Shall conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

            (ii) Shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

            (iii) Shall not amend its Articles of Incorporation or Bylaws or comparable governing instruments;

            (iv) Shall promptly notify West Pac of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

            (v) Shall promptly deliver to West Pac true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

            (vi) Shall not (A) except pursuant to (I) the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement; (II) the issuance of options or warrants in the ordinary course of business consistent with past practices; or
(III) the issuance of Frontier Common Stock in connection with additional equity investments in Frontier permitted under the provisions of this Section 5(a), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice (provided, however, that no such increase shall exceed 5% per annum) and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs; (C) grant any severance or termination package to any employee or consultant other than in the ordinary course of business consistent with past practices; or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

            (vii) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitments for any such action;

            (viii) Except in connection with agreements, obligations or undertakings in effect on the date hereof and disclosed in the Frontier Disclosure Schedule or otherwise permitted hereunder, shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock, or enter into any additional aircraft lease; provided, however, that the foregoing shall not prohibit Frontier from issuing and selling up to an aggregate of $10,000,000 of shares of Frontier Common Stock, or any securities convertible or otherwise exchangeable into shares of Frontier Common Stock at an issue price, or with respect to convertible or exchangeable securities, a conversion or exchange price, that shall not exceed a thirty percent (30%) discount to the market value of such shares of Frontier Common Stock as of the date of issuance, so long as, (A) the issuance of such shares by Frontier does not contain any provisions impairing West Pac's ability to issue additional securities or incur additional indebtedness before or after the Effective Time;
(B) any shares issued by Frontier are not senior to the Series B Preferred or the Series C Preferred after the consummation of the Merger; (C) the issuance of such shares by Frontier shall not impair the ability of either party to consummate the Merger; and (D) in the case of securities convertible or otherwise exchangeable into shares of Frontier Common Stock, appropriate provision is made in the governing documents relating to such securities to give effect to the Merger, including adjustments to the conversion or exchange price consistent with the adjustments for Frontier Options pursuant to Section 1.5 of this Agreement;

            (ix) Shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than in the ordinary course of its business consistent with past practices, but in no event in an amount exceeding $1,000,000 in the aggregate (other than normal expenditures for the purchase of raw materials or other supplies); provided, however, that Frontier may incur up to an aggregate of $10,000,000 of such indebtedness on commercially reasonable terms with the prior written approval of West Pac, which approval shall not be unreasonably withheld;

            (x) Shall not make any loans, advances or capital contributions to, or investments in, any other Person, except loans, advances or capital contributions to, or investments in, any of its Subsidiaries or made in the ordinary course of business consistent with past practices;

            (xi) Except in connection with agreements, obligations or undertakings in effect on the date hereof and disclosed in the Frontier Disclosure Schedule or otherwise permitted hereunder, shall not make or commit to make any capital expenditures in excess of $500,000 in the aggregate;

            (xii) Except in connection with agreements, obligations or undertakings in effect on the date hereof and disclosed in the Frontier Disclosure Schedule or otherwise permitted hereunder, shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of Frontier or enter into any transaction with any affiliate of Frontier;

            (xiii) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

            (xiv) Shall not grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except (A) statutory liens for taxes not yet due, (B) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and (C) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (xv) Shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect; and

            (xvi) Shall use commercially reasonable efforts, which shall not require the payment of money or other consideration, to terminate, on or before the Effective Time, that certain Marketing and Code Sharing Agreement, dated as of January 20, 1997 between Frontier and Exec Express II (d/b/a Aspen Mountain
Air) and Peak International.

     (b) Prior to the Effective Time, and to allow West Pac and Frontier to coordinate their respective operations between the date hereof and the Effective Time, except as contemplated by any other provision of this Agreement or by the West Pac Disclosure Schedule, unless Frontier has consented in writing thereto, West Pac:

            (i) Shall conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

            (ii) Shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

            (iii) Shall not amend its Restated Certificate of Incorporation or By-Laws, except for amendments to the Restated Certificate of Incorporation of West Pac necessary in order to (A) increase the number of authorized shares of West Pac Common Stock to 40,000,000; or (B) designate the rights of any series or class of preferred stock of West Pac in connection with the issuance of securities by West Pac in connection with additional equity investments in West Pac or additional financing transactions involving West Pac permitted under the terms of this Section 5.2(b);

            (iv) Shall promptly notify Frontier of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

            (v) Shall promptly deliver to Frontier true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

            (vi) Shall not (A) except pursuant to (I) the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement; (II) the issuance of options or warrants in the ordinary course of business consistent with past practices; or
(III) the issuance of securities in connection with additional equity investments in West Pac or additional financing transactions involving West Pac permitted under the provisions of this Section 5(b), including, without limitation, the issuance of warrants in connection with aircraft lease transactions, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice (provided, however, that no such increase shall exceed 5% per annum) and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs; (C) grant any severance or termination package to any employee or consultant other than in the ordinary course of business consistent with past practices; provided, however, that West Pac may enter into severance arrangements with any Person who currently has an employment agreement with West Pac; or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

            (vii) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, other than regularly scheduled dividend payments on shares of Series B Preferred Stock; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitments for any such action, other than the redemption of shares of Series B Preferred Stock in accordance with their terms;

            (viii) Except in connection with agreements, obligations or undertakings in effect on the date hereof and disclosed in the West Pac Disclosure Schedule or otherwise permitted hereunder, shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock or enter into any additional aircraft leases; provided, however, that the foregoing shall not prohibit West Pac to (A) enter into any additional aircraft leases for up to an additional seven (7) aircraft; (B) issue and sell up to an aggregate of $10,000,000 of shares of West Pac Common Stock, or any securities convertible or otherwise exchangeable into shares of West Pac Common Stock ("Tranche A") for a per share issue price, or with respect to convertible
        ---------
or exchangeable securities, a per share conversion or exchange price of not less than five dollars ($5.00) per share (the "Tranche A Issue Price"), provided,
                                          ---------------------
however, that West Pac may issue and sell all or any portion of Tranche A at less than the Tranche A Issue Price if the Exchange Ratio is adjusted upward as follows:


          Average per Share Tranche A         Adjusted Exchange Ratio
          ---------------------------         -----------------------
                  Issue Price
                  -----------

                  $4.50 - 4.99                       0.76
                  $4.00 - 4.49                       0.77
                  $3.50 - 3.99                       0.78


(C) in addition to the issuance of Tranche A, (I) after the issuance of the entire Tranche A, issue and sell additional shares of West Pac Common Stock, or any securities convertible or otherwise exchangeable into shares of West Pac Common Stock ("Tranche B") for a per share issue price, or with respect to
               ---------
convertible or exchangeable securities, a per share conversion or exchange price of not less than seven dollars ($7.00) per share (the "Tranche B Issue Price"),
                                                       ---------------------
provided, however, that West Pac may issue and sell all or any portion of Tranche B at less than the Tranche B Issue Price if the Exchange Ratio is adjusted as set forth on Exhibit B attached hereto; or (II) enter into any
                         ---------
additional non-convertible debt financing transactions on commercially reasonable terms, in an aggregate amount of up to $30,000,000, provided, however, that with respect to any non-convertible debt incurred by West Pac between the date hereof and the Effective Time in excess of $15,000,000, such non-convertible debt may only be incurred by West Pac with the prior written approval of Frontier, which approval shall not be unreasonably withheld; (D) enter into a lease with respect to West Pac's satellite terminal located in Colorado Springs, Colorado in connection with the issuance of Special Facility Bonds by the City of Colorado Springs (the "Special Bond"); or (E) take any
                                            ------------
action directly related to or directly arising from West Pac's contemplated move to the Denver International Airport and any transaction entered into by West Pac in connection therewith (the "Denver Transactions");
                              -------------------

            (ix) Except as otherwise permitted by the terms of this Section 5.2(b), including, without limitation, the provisions of Section 5(b)(viii), shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than in the ordinary course of its business consistent with past practices (other than normal expenditures for the purchase of raw materials or other supplies);

            (x) Shall not make any loans, advances or capital contributions to, or investments in, any other Person, except loans, advances or capital contributions to, or investments in, any of its Subsidiaries or made in the ordinary course of business consistent with past practices;

            (xi) Except for capital expenditures directly related to the Denver Transactions or in connection with agreements, obligations or undertakings in effect on the date hereof and disclosed in the West Pac Disclosure Schedule or otherwise permitted hereunder, shall not make or commit to make any capital expenditures in excess of $1,500,000 in the aggregate;

            (xii) Except in connection with agreements, obligations or undertakings in effect on the date hereof which are disclosed in the West Pac Disclosure Schedule or otherwise permitted hereunder, shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of West Pac or enter into any transaction with any affiliate of West Pac;

            (xiii) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

            (xiv) Except as made in connection with any transaction otherwise permitted by the terms of this Section 5.2(b), shall not grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except (A) statutory liens for taxes not yet due, (B) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and (C) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security taxes not currently due; and

            (xv) Shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

     (c) In order to allow Frontier and West Pac to coordinate airline scheduling and to facilitate West Pac's scheduled move to begin operations at the Denver International Airport prior to the Effective Time, the operations of both West Pac and Frontier shall be conducted in accordance with the terms of the Code Sharing Agreement. Notwithstanding the fact that the Code Sharing Agreement provides that it shall terminate on December 31, 1997, if the Merger does not close because the condition set forth in Section 6.3(i) is not fulfilled, the termination date of the Code Sharing Agreement shall be extended to December 31, 1998.

      5.3.  Meetings of Stockholders.  Each of West Pac and Frontier will take
            ------------------------
all action necessary
in accordance with applicable law and their respective Certificates of Incorporation and Bylaws to convene a meeting of their respective stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of each of West Pac and Frontier shall recommend such approval and West Pac and Frontier shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement to their respective stockholders; provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of West Pac or Frontier, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law. It shall be a condition to the mailing of the Proxy Statement that (x) West Pac shall have received a "comfort" letter from KPMG Peat Marwick LLP, independent public accountants for Frontier, dated the date of the Proxy Statement, with respect to the financial statements of Frontier included in the Proxy Statement, substantially in the form described in Section 6.3(e); and (y) Frontier shall have received a "comfort" letter from Arthur Andersen LLP, independent public accountants for West Pac, dated the date of the Proxy Statement, with respect to the financial statements of West Pac included in the Proxy Statement, substantially in the form described in Section 6.2(d).

     5.4.   Filings; Other Action.  Subject to the terms and conditions herein
            ---------------------
provided, Frontier and West Pac shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use commercially reasonable efforts to obtain all consents under or with respect to, any contract, lease, agreement, purchase order, sales order or other instrument or Permit, where the consummation of the transactions contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent; and (d) take, or cause to be taken, all other commercially reasonable actions as are reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Surviving Corporation shall take all such necessary action.

     5.5.   Inspection of Records.  From the date hereof to the Effective Time,
            ---------------------
each of Frontier and West Pac shall (a) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Frontier and West Pac and their respective Subsidiaries, as the case may be; (b) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of Frontier or West Pac, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries. All information disclosed by a party hereto to the other party hereto and their respective representatives shall be subject to the terms of that certain Non-Disclosure Agreement (the "Confidentiality Agreement")
                                                     -------------------------
dated as of January 15, 1997 between West Pac and Frontier.

     5.6.   Publicity.  In order to coordinate the disclosure of information to
            ---------
the public prior to the Effective Time, neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transaction contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its legal counsel, is obligated to make pursuant to applicable law or regulation of Nasdaq or any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

     5.7.   Registration Statement.  West Pac and Frontier shall cooperate and
            ----------------------
promptly prepare and West Pac shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act,
                                         --------
with respect to the West Pac Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the Proxy Statement. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. West Pac shall use all reasonable efforts, and Frontier will cooperate with West Pac, to have the Form S-4 declared effective by the SEC as promptly as practicable. Subject to the terms and conditions of this Agreement, West Pac shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. No amendment or supplement to the Proxy Statement will be made by West Pac or Frontier without the approval of the other party. West Pac will advise Frontier, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the West Pac Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     5.8.   Further Action.  Subject to the terms and conditions of this
            --------------
Agreement, each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

     5.9.   Affiliate Letters.  1 At least 30 days prior to the Closing Date,
            -----------------
Frontier shall deliver to West Pac a list of names and addresses of those persons who were, in Frontier's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Frontier within the meaning of Rule 145 of the rules and
 ---------
regulations promulgated
under the Securities Act. Frontier shall provide West Pac such information and documents as West Pac shall reasonably request for purposes of reviewing such list. Frontier shall deliver or cause to be delivered to West Pac, prior to the Closing Date, from each of the Affiliates of Frontier identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C.
                                                                   ---------
West Pac shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any West Pac Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the West Pac Common Stock, consistent with the terms of such Affiliate Letters.

     5.10.  Expenses.  Whether or not the Merger is consummated, all costs and
            --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing; (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement with the SEC; and (c) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement shall be shared equally by Frontier and West Pac.

     5.11.  Indemnity.
            ---------

     (a) From and after the Effective Time of the Merger, West Pac agrees to indemnify and hold harmless, and to cause the Surviving Corporation to honor its separate indemnification to, each person who is an officer or director of Frontier on the date of this Agreement and all former officers and directors of Frontier (each an "Indemnified Person") from and against all damages,
                   ------------------
liabilities, judgments and claims (and related expenses (the "Indemnification
                                                              ---------------
Expenses") including, but not limited to, attorney's fees and amounts paid in
--------
investigation or settlement)based upon or arising from his or her capacity as an officer or director of Frontier, to the same extent he or she would have been indemnified under the Restated Certificate of Incorporation and By-laws of West Pac and to the extent permitted under applicable law. West Pac shall advance all Indemnification Expenses reasonably incurred by such Indemnified Person to the extent permitted under the Restated Certificate of Incorporation and By-Laws of West Pac and to the extent permitted under applicable law.

     (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation, reorganization or similar transaction involving West Pac.

     (c) The rights to indemnification granted by this Section 5.11 are subject to the following limitations: (i) amounts otherwise required to be paid by West Pac to an Indemnified Person pursuant to this Section 5.11 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and West Pac shall be reimbursed for any amounts paid by West Pac that such Indemnified Person subsequently recovers by virtue of such claim; (ii) any claim for indemnification pursuant to this Section 5.11 must be submitted in writing to the Chief Executive Officer of West Pac promptly upon such Indemnified Person becoming aware of such claim, provided that any such failure to advise promptly will not cause a loss of indemnity unless it has a prejudicial effect on West Pac; and (iii) an Indemnified Person shall not settle any claim for which indemnification is provided herein without the prior written consent of West Pac, which consent shall not be unreasonably withheld.

     5.12.  Governance.  West Pac's Board of Directors shall take all action
            ----------
necessary to cause the directors comprising the full Board of Directors of West Pac at the Effective Time to be increased by three (3) directors and shall take all such action necessary to cause three (3) of the current directors of Frontier (which directors shall be mutually acceptable to Frontier and West Pac) to be elected as director(s) of West Pac for terms expiring respectively at each of the next three annual meeting of stockholders following the Effective Time in order to fill the vacancies resulting from such newly created directorships.
If, prior to the Effective Time, any of such persons shall decline or be unable to serve as a director, Frontier shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to West Pac.

     5.13.  Pooling; Reorganization.  From and after the date hereof and until
            -----------------------
the Effective Time, neither Frontier nor any of its affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (b) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (c) knowingly enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing.

     5.14.  Employee Benefit Plans.  As of the Closing Date, Frontier shall
            ----------------------
take, or cause to be taken, all such action as may be necessary to effect the cessation of active participation of employees in the Frontier Benefit Plans and the future accrual of benefits thereunder. Notwithstanding the foregoing, with respect to Frontier's welfare benefit plans, any claims incurred under such plans (regardless whether reported) on or prior to the Closing Date should be paid in accordance with the provisions under such Plans under such plans prior to the Closing Date. With respect to Frontier's retirement plans, Frontier and West Pac shall mutually agree as to the future disposition of such plans and their assets. After the Effective Time, West Pac shall provide benefits to employees of Frontier which are substantially similar to the benefits provided to similarly situated employees of West Pac and its Subsidiaries. With respect to the West Pac Benefit Plans, West Pac shall grant all employees of Frontier who become participants in such plans after the Closing Date credit for all services with Frontier and its predecessors prior to the Closing Date for all purposes for which such service was recognized by Frontier. To the extent the West Pac Benefit Plans provide medical or dental welfare benefits after the Closing Date, West Pac shall cause all pre-existing condition exclusions and actively at work requirements to be waived and West Pac shall provide that any expenses incurred on or before the Closing Date shall be taken into account under the West Pac Benefit Plans for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents.

     5.15.  Insurance.   For a period of five years after the Effective Time,
            ---------
West Pac shall provide each individual who served as a director or officer of Frontier at any time prior to the Effective Time with liability insurance covering acts or omissions of such persons occurring on or prior to the Effective Time to the same extent that such insurance is provided to similarly situated West Pac officers and directors after the Effective Time.

     5.16.  Access to Employees.   From the date hereof and for a period of one
            -------------------
year from the date of termination of this Agreement, neither West Pac nor Frontier shall solicit for employment or employ, without first receiving the prior written approval of the other party, any employee employed by the other; provided, however, that the term "solicit for employment" shall not be deemed to include any advertising in newspapers, trade publications or any other publicly distributed medium addressed to the general public and either party may employ any person who, without other solicitation, responds to such an advertisement.

     5.17.  Severance.  West Pac and Frontier hereby acknowledge and agree that
            ---------
(a) the severance obligations of Frontier attached hereto as Exhibit D shall be
                                                             ---------
assumed by the Surviving Corporation as of the Effective Time; and (b) except as otherwise set forth in the Frontier Disclosure Schedule, no other severance obligations of Frontier shall be assumed by the Surviving Corporation, which obligations shall be deemed null and void as of the Effective Time.



                                  ARTICLE VI

                                  CONDITIONS

     6.1.   Conditions to Each Party's Obligation to Effect the Merger.  The
            ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of each of Frontier and West Pac.

     (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement shall have been issued and remain in effect. Subject to the terms and conditions of this Agreement, in the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     (d) The Form S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending the effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the West Pac Common Stock to be issued to Frontier stockholders in connection with the Merger shall have been received.

     (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a West Pac Material Adverse Effect or a Frontier Material Adverse Effect, as the case may be, following the Effective Time.

     (f) West Pac shall have received the opinion of D'Ancona & Pflaum, special counsel to West Pac, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Frontier and West Pac will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     (g) Frontier shall have received the opinion of Parcel, Mauro, Hultin & Spaanstra, P.C., special counsel to Frontier, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Frontier and West Pac will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     (h) The West Pac Common Stock to be issued to Frontier stockholders in connection with the Merger shall have been authorized for trading on the Nasdaq National Market, subject only to official notice of issuance.

     6.2.   Conditions to Obligation of Frontier to Effect the Merger.  The
            ---------------------------------------------------------
obligation of Frontier to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) West Pac shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by West Pac on or prior to the Closing Date, and Frontier shall have received a certificate of the President or a Vice President of West Pac, dated the Closing Date, certifying to such effect.

     (b) The representations and warranties of West Pac contained in this Agreement and in any document delivered in connection herewith shall be true and correct, in all material respects, as of the Closing, and Frontier shall have received a certificate of the President or a Vice President of West Pac, dated the Closing Date, certifying to such effect.

     (c) Frontier shall have received from West Pac certified copies of the resolutions of West Pac's Boards of Directors approving and adopting this Agreement and the transactions contemplated hereby.

     (d) Frontier shall have received a "comfort" letter from Arthur Andersen LLP, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated the Closing Date, in form and substance reasonably
 ---------------
satisfactory to Frontier, in connection with the procedures undertaken by them with respect to the financial statements of West Pac and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

     (e) The fairness opinion from Smith Barney, to the effect that the Exchange Ratio is fair to the holders of Frontier Common Stock from a financial point of view, shall not have been withdrawn or materially and adversely modified as of the Effective Time.

     (f) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of West Pac and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a West Pac Material Adverse Effect.

     6.3.   Conditions to Obligation of West Pac to Effect the Merger.  The
            ---------------------------------------------------------
obligations of West Pac to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) Frontier shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Frontier on or prior to the Closing Date, and West Pac shall have received a certificate of the President or a Vice President of Frontier, dated the Closing Date, certifying to such effect.

     (b) The representations and warranties of Frontier contained in this Agreement and in any document delivered in connection herewith shall be true and correct, in all material respects, as of the Closing, and West Pac shall have received a certificate of the President or a Vice President of Frontier, dated the Closing Date, certifying to such effect.

     (c) West Pac shall have received from Frontier certified copies of the resolutions of Frontier's Board of Directors approving and adopting this Agreement and the transactions contemplated hereby.

     (d) West Pac shall have received a "comfort" letter from KPMG Peat Marwick LLP, of the kind contemplated by the AICPA Statement, dated the Closing Date, in form and substance reasonably satisfactory to West Pac, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Frontier contained in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

     (e) All required consents to transfer to the Surviving Corporation the aircraft leases of Frontier with respect to aircraft that have been delivered to Frontier as of the date of this Agreement shall have been obtained or waived, other than with respect to not more than two 737-200 aircraft. All required consents to transfer to the Surviving Corporation all other leases or agreements of

Frontier (other than aircraft leases) shall have been obtained or waived, except to the extent that the failure to secure any such consents, either individually or in the aggregate, shall not have a material adverse effect on the business, results of operations or financial condition of the Surviving Corporation.

     (f) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Frontier that would have or would be reasonably likely to have a Frontier Material Adverse Effect.

     (g) West Pac shall have received from Frontier certified copies of the resolutions of the Compensation Committee of Frontier approving the actions and transactions contemplated by Section 1.5 of this Agreement.

     (h) West Pac shall have received a fairness opinion from Lehman Brothers, dated as of the date of the Proxy Statement, to the effect that the Exchange Ratio is fair to West Pac from a financial point of view, which opinion shall not have been withdrawn or materially and adversely modified as of the Effective Time.

     (i) The holders of not more than three percent (3%) of the outstanding shares of Frontier Common Stock shall have perfected dissenters' rights under applicable law.


                                  ARTICLE VII

                                  TERMINATION

     7.1.   Termination by Mutual Consent.  This Agreement may be terminated and
            -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Frontier and/or West Pac, by the mutual consent of West Pac and Frontier.

     7.2.   Termination by Either West Pac or Frontier.  This Agreement may be
            ------------------------------------------
terminated and the Merger may be abandoned by action of the Board of Directors of either West Pac or Frontier if (a) the Merger shall not have been consummated by December 31, 1997; provided, however, that the right to terminate this Agreement under this Section 7.2(a) will not be available to any party whose failure to fulfill any obligation under this Agreement in violation of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (b) the approval of Frontier's stockholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; provided, however, that Frontier shall not have the right to terminate this Agreement under this Section 7.2(b) if Frontier caused (directly or indirectly) or aided in the failure to obtain such approval in violation of this Agreement; (c) the approval of West Pac's stockholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; provided, however, that West Pac shall not have the right to terminate this Agreement under this
Section 7.2(c) if West Pac caused (directly or indirectly) or aided in the failure to obtain such approval in violation of this Agreement; or (d) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) compelling West Pac or the Surviving Corporation to dispose of or hold separate all or a material portion of the respective businesses or assets of West Pac and Frontier, and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree.

     7.3.   Termination by Frontier.  This Agreement may be terminated and the
            -----------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Frontier referred to in Section 6.1(a), by action of the Board of Directors of Frontier, if (a) Frontier receives an Alternative Proposal and the Board of Directors of Frontier determines in good faith and pursuant to the exercise of its fiduciary duties to its stockholders, that such Alternative Proposal is more favorable to Frontier stockholders from a financial point of view than the transaction contemplated by this Agreement, and the Board of Directors of Frontier accepts, recommends or resolves to accept or recommend to Frontier's stockholders such Alternative Proposal; (b) the Board of Directors of West Pac shall have recommended an Alternative Proposal to West Pac stockholders; (c) the Board of Directors of West Pac shall have withdrawn or modified in a manner materially adverse to Frontier its approval or recommendation of this Agreement and/or the Merger (other than upon the happening of an event described in Sections 7.4(d) or 7.4(e)); (d) there has been a breach by West Pac of any representation or warranty contained in this Agreement which would have a West Pac Material Adverse Effect; (e) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of West Pac, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Frontier to West Pac; (f) any Person (other than a Person that holds shares of Series B Preferred or Series C Preferred, as of the date hereof), after the date hereof, shall become the beneficial owner (directly or indirectly) of twenty percent (20%) or more of the outstanding shares of West Pac Common Stock or any Person shall have commenced a bona fide tender offer or exchange offer to acquire at least twenty percent (20%) of the then outstanding shares of West Pac Common Stock; or (g) West Pac enters into a letter of intent or a binding agreement with respect to a Combined Proposal.

     7.4.   Termination by West Pac.  This Agreement may be terminated and the
            -----------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of West Pac referred to in Section 6.1(a), by action of the Board of Directors of West Pac, if (a) West Pac receives an Alternative Proposal and the Board of Directors of West Pac determines in good faith and pursuant to the exercise of its fiduciary duties to its stockholders, that such Alternative Proposal is more favorable to West Pac stockholders from a financial point of view than the transaction contemplated by this Agreement, and the Board of Directors of West Pac accepts, recommends or resolves to accept or recommend to West Pac's stockholders such Alternative Proposal; (b) the Board of Directors of Frontier shall have recommended an Alternative Proposal to Frontier stockholders; (c) the Board of Directors of Frontier shall have withdrawn or modified in a manner materially adverse to West Pac its approval or recommendation of this Agreement or the Merger

(other than upon the happening of an event described in Sections 7.3(d) or 7.3(e)); (d) there has been a breach by Frontier of any representation or warranty contained in this Agreement which would have a Frontier Material Adverse Effect; (e) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Frontier, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by West Pac to Frontier; or (f) any Person, after the date hereof, shall become the beneficial owner (directly or indirectly) of twenty percent (20%) or more of the outstanding shares of Frontier Common Stock or any Person (other than West Pac or its Subsidiaries) shall have commenced a bona fide tender offer or exchange offer to acquire at least twenty percent (20%) of the then outstanding shares of Frontier Common Stock.

     7.5.   Effect of Termination and Abandonment.
            -------------------------------------

     (a) In the event that (i) any person shall have made an Alternative Proposal for Frontier and thereafter this Agreement is terminated by Frontier pursuant to Section 7.3(a) or by West Pac pursuant to Section 7.4(b); or (ii) this Agreement is terminated by (A) Frontier pursuant to Section 7.2(a) or (B) by West Pac pursuant to Sections 7.4(c), 7.4(d), 7.4(e) or 7.4(f), and, in either case, within six months from the date of termination of this Agreement, Frontier enters into an agreement regarding an Alternative Proposal with an entity with whom it had discussions relating to an Alternative Proposal at any time during the six month period immediately prior to the date of termination of this Agreement, then Frontier shall promptly, but in no event later than two days after such termination or entering into such agreement, as the case may be, pay West Pac a fee in an amount equal to $4,000,000, which amount shall be payable by wire transfer of same day funds. Frontier acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, West Pac would not enter into this Agreement.

     (b) In the event that (i) any person shall have made an Alternative Proposal for West Pac and thereafter this Agreement is terminated by Frontier pursuant to Section 7.3(b) or by West Pac pursuant to Section 7.4(a); or (ii) this Agreement is terminated by (A) West Pac pursuant to Section 7.2(a) or (B) by Frontier pursuant to Sections 7.3(c), 7.3(d), 7.3(e) or 7.3(f), and, in either case, within six months from the date of termination of this Agreement, West Pac enters into an agreement regarding an Alternative Proposal with an entity with whom it had discussions relating to an Alternative Proposal at any time during the six month period immediately prior to the date of termination of this Agreement, then West Pac shall promptly, but in no event later than two days after such termination or entering into such agreement, as the case may be, pay Frontier a fee in an amount equal to $4,000,000, which amount shall be payable by wire transfer of same day funds. West Pac acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Frontier would not enter into this Agreement.

     (c) If this Agreement is (i) terminated by Frontier pursuant to Sections 7.3(c), 7.3(d) or 7.3(e); or (ii) by West Pac pursuant to Sections 7.4(c), 7.4(d) or 7.4(e), the non-terminating party shall reimburse the terminating party for all actual out-of-pocket costs and expenses incurred by such terminating party in connection with this Agreement and the consummation and negotiation of the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses, but in any event, in an amount not to exceed $500,000 in the aggregate, which amount shall be payable by wire transfer of same day funds.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to the provisions of Sections 5.2(c), 5.6, 5.10, 5.16, 7.5, 8.2, 8.3, 8.4, 8.6, 8.9,
8.12 and 8.13, which Sections shall survive the termination of this Agreement.

     7.6.   Extension; Waiver.  At any time prior to the Effective Time, any
            -----------------
party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VII

                              GENERAL PROVISIONS

     8.1.   Nonsurvival of Representations, Warranties and Agreements.  All
            ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and, shall not survive the Merger, provided, however, that the agreements contained in Sections 1.4, 1.5, 1.6, 1.8, 1.9, Article II, 5.11, 5.12, 5.14, 5.15 and 5.17 and this Article
8 and the agreements delivered pursuant to this Agreement shall survive the Merger.

     8.2.   Notices.  Any notice required to be given hereunder shall be
            -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

               (i)  if to West Pac, to it at:

                    Western Pacific Airlines, Inc.
                    2864 South Circle Drive
                    Suite 1100
                    Colorado Springs, Colorado  80906
                    Telecopier No.: (719) 527-7259
                    Telephone No.: (719) 527-7421
                    Attention:   Robert A. Peiser
                    with a copy to:

                    D'Ancona & Pflaum
                    30 North LaSalle Street
                    Suite 2900
                    Chicago, Illinois  60602
                    Telecopier No.: (312) 580-0923
                    Telephone No.: (312) 580-2111
                    Attention:      Allan J. Reich

               (ii) if to Frontier, to it at:

                    Frontier Airlines, Inc.
                    12015 East 46th Avenue, Suite 200
                    Denver, Colorado 80239-3116
                    Telecopier No.: (303) 371-9669
                    Telephone No.: (303) 371-7400
                    Attention:      Samuel D. Addoms

                    with a copy to:

                    Parcel Mauro, Hultin & Spaanstra, P.C.
                    1801 California Street, Suite 3600
                    Denver, Colorado 80202-2636
                    Telecopier No.: (303) 295-3040
                    Telephone No.: (303) 292-6400
                    Attention:      Douglas R. Wright

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     8.3.   Assignment, Binding Effect.  Neither this Agreement nor any of the
            --------------------------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5, 1.6, 1.7, 5.11, 5.14 and 5.15, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.4.   Entire Agreement.  This Agreement, the Exhibits, the Frontier
            ----------------
Disclosure Schedule, the West Pac Disclosure Schedule, the Confidentiality Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.5.   Amendment.  This Agreement may be amended by the parties hereto, by
            ---------
action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Frontier and West Pac, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.6.   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Frontier and West Pac hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or
                        ---------------
relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     8.7.   Counterparts.  This Agreement may be executed by the parties hereto
            ------------
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.8.   Headings.  Headings of the Articles and Sections of this Agreement
            --------
are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     8.9.   Interpretation.  In this Agreement, unless the context otherwise
            --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     8.10.  Waivers.  Except as provided in this Agreement, no action taken
            -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11.  Incorporation of Exhibits.  The Frontier Disclosure Schedule, the
            -------------------------
West Pac Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12.  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13.  Enforcement of Agreement. The parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

WESTERN PACIFIC AIRLINES, INC.           FRONTIER AIRLINES, INC.



By:    _______________________           By:    _______________________

Title: _______________________           Title: _______________________

     No schedules or exhibits mentioned in this Agreement are being filed with SEC. The Registrant hereby agrees to furnish supplementally a copy of any schedule or exhibit to the SEC upon request.